                                                     Registration No. 33-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                                  AMETEK, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                              13-4923320
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              Identification No.)

            Station Square                             19301
         Paoli, Pennsylvania                        (Zip Code)
 (Address of Principal Executive Offices)

                   1995 STOCK INCENTIVE PLAN OF AMETEK, INC.
                            (Full title of the plan)

                              Robert W. Yannarell
                                  AMETEK, INC.
                                 Station Square
                           Paoli, Pennsylvania  19301
                    (Name and address of agent for service)

                                  610-647-2121
                    (Telephone number, including area code,
                             of agent for service)

                             ----------------------

                                    Copy to:
                              Lewis G. Cole, Esq.
                           Stroock & Stroock & Lavan
                                7 Hanover Square
                         New York, New York  10004-2696

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

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                                 Proposed       Proposed        Amount
  Title of                       maximum        maximum         of
  securities      Amount to      offering       aggregate       regis-
  to be           be regis-      price per      offering        tration
  registered      tered (1)      share (2)      price (2)       fee
  ----------      ---------      ---------      ---------       -------

  Common          2,200,000        $17.44       $38,368,000     $13,230.35
  Stock, par      shares
  value $.01
  per share

- --------------------------------------------------------------------------------

(1) There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the plan.

(2) This figure is based on the average of the high and low prices reported on the New York Stock Exchange on June 22, 1995, for shares of such Common Stock and is used solely for the purpose of determining the registration fee pursuant to Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to
          Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. See Rule 428(a)(1) under the Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by AMETEK, Inc. (the "Company") are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     2. Annual Report on Form 11-K with respect to The AMETEK Savings and Investment Plan for the year ended December 31, 1994.

     3. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995.

     4. The description of the Company's Common Stock which is contained in a registration statement filed under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

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ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Lewis G. Cole, a partner of Stroock & Stroock & Lavan, is a Director of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Article Eighth of the Company's Certificate of Incorporation provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided, however, that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which such director derived an improper personal benefit.

     The Company maintains directors' and officers' liability insurance which covers the directors and officers of the Company with policy limits of $75,000,000.

     Pursuant to indemnity agreements between the Company and its directors and officers, the Company has agreed to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     Exhibits shown by index on page 9.

ITEM 9.   UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tredyffrin, Commonwealth of Pennsylvania on June 26, 1995.

                         AMETEK, INC.
                         (Registrant)


                         By:/s/ WALTER E. BLANKLEY
                            --------------------------
                            Walter E. Blankley
                            Chairman of the Board and
                            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                           Title                 Date
  ---------                           -----                 ----

/s/ WALTER E. BLANKLEY         Chairman of the Board    June 26, 1995
- ----------------------------   and Chief Executive
Walter E. Blankley             Officer (Principal
                               Executive Officer)


/s/ JOHN J. MOLINELLI          Senior Vice President-   June 26,1995
- ----------------------------   Chief Financial Officer
John J. Molinelli              (Principal Financial
                               Officer)


/s/ OTTO W. RICHARDS           Vice President and       June 26, 1995
- ----------------------------   Comptroller
Otto W. Richards               (Principal Accounting
                               Officer)


/s/ LEWIS G. COLE              Director                 June 26, 1995
- ----------------------------
 Lewis G. Cole


/s/ HELMUT N. FRIEDLAENDER     Director                 June 26, 1995
- ----------------------------
Helmut N. Friedlaender


/s/ SHELDON S. GORDON          Director                 June 26, 1995
- ----------------------------
Sheldon S. Gordon

/s/ CHARLES D. KLEIN           Director                 June 26, 1995
- ----------------------------
Charles D. Klein


- ----------------------------   Director
James R. Malone


/s/ DAVID P. STEINMANN         Director                 June 26, 1995
- ----------------------------
David P. Steinmann


/s/ ELIZABETH R. VARET         Director                 June 26, 1995
- ----------------------------
Elizabeth R. Varet

                                 EXHIBIT INDEX

                                                                                                  Filed
                                                                          Incorporated         Herewith by
Exhibit                                                                     Herein by           Electronic
Number                          Description                               Reference to          Submission
- -------  ---------------------------------------------------------  -------------------------  ------------
    3.1  Composite Certificate of Incorporation of AMETEK, Inc.,    Exhibit 3 to June 30,
         as amended to and including April 26, 1994.                1994 10-Q, SEC File No.
                                                                    1-168.
    3.2  By-laws of the Company.                                    Exhibit (3)b) to 1987
                                                                    10-K, SEC File No. 1-
                                                                    168.
    4.1  Rights Agreement, dated July 26, 1989, between the         Exhibit 4 to Form 8-K
         Company and the Chase Manhattan Bank, N.A. (the            dated July 28, 1989, SEC
         "Rights Agreement").                                       File No. 1-168.
    4.2  Amendment No. 1 to the Rights Agreement.                   Exhibit 4.5 to 1992
                                                                    10-K, SEC File No. 1-168.
    4.3  Certificate of Designation, Preferences and Rights of      Exhibit (4b) to June 30,
         Series A Junior Participating Preferred Stock.             1989 10-Q, SEC File No.
                                                                    1-168.
    4.4  Indenture dated as of March 15, 1994 between the           Exhibit 4 to March 31,
         Company and Corestates Bank N.A., as Trustee, relating     1994 10-Q, SEC File No.
         to the Company's 9-3/4% Senior Notes due 2004.             1-168.
    4.5  Credit Agreement among the Company, Various Lending        Exhibit 10.36 to 1993
         Institutions, Bank of Montreal, Corestates Bank, N.A.,     10-K, SEC File No. 1-168.
         and PNC Bank, National Association, as Co-Agents, and
         the Chase Manhattan Bank, N.A., as Administrative
         Agent (the "Credit Agreement").
    4.6  First Amendment to the Credit Agreement.                   Exhibit 10 to March 31,
                                                                    1994 10-Q, SEC File No. 1-168.
    4.7  Second Amendment to the Credit Agreement.                  Exhibit 10 to September
                                                                    30, 1994 10-Q, SEC File
                                                                    No. 1-168.
    4.8  Third Amendment to Credit Agreement.                       Exhibit 4 to March 31,
                                                                    1995 10-Q, SEC File No. 1-168.
    4.9  Fourth Amendment to Credit Agreement.                      Exhibit 4.1 to March 31,
                                                                    1995 10-Q, SEC File No. 1-168.
      5  Opinion of Stroock & Stroock & Lavan.                                                      X
   23.1  Consent of Ernst & Young LLP, Independent Auditors.                                        X
   23.2  Consent of Stroock & Stroock & Lavan.                                                      *
     99  Letter to the holders of the Company's Common Stock,       Exhibit (21) to June 30,
         dated July 31, 1989 (including Summary of Rights).         1989 10-Q, SEC File No. 1-168.

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* Included in Exhibit 5 to this Registration Statement.

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